UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 28, 2011

Tengion, Inc.
(Exact name of registrant as specified in its charter)

001-34688
(Commission File Number)

Delaware	20-0214813
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation)

2900 Potshop Lane, Suite 100
East Norriton, PA 19403
(Address of principal executive offices, with zip code)

(610) 292-8364
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 28, 2011, Gary Kurtzman, MD resigned from the Board of Directors of Tengion, Inc. (the “Company”).  At the time of his resignation, Dr. Kurtzman served on the Audit Committee and as Chair of the Compensation Committee.  Dr. Kurtzman’s resignation was not the result of any disagreements with the Company regarding its operations, policies, practices or otherwise.

On September 28, 2011, the Board of Directors appointed Scott D. Flora, to fill the vacancy created by the resignation of Dr. Kurtzman.

Mr. Flora spent five years at Covidien, a leading global provider of healthcare products, where he led one of its largest units and significantly grew its business through new product development and strategic mergers and acquisitions. His team included 10,000 employees, a global sales force of 1,000, seven manufacturing sites and four R&D facilities. Prior to Covidien, Mr. Flora spent fifteen years at Smith & Nephew, most recently serving as President/General Manager of Orthopedics Reconstruction. Mr. Flora earned his B.S. from Milliken University and is today a member of the university’s Board of Trustees. He has also completed programs at INSEAD, Wharton and Yale.

In connection with joining the Company’s Board of Directors, Mr. Flora was granted an option to purchase 7,000 shares of the Company’s common stock at $0.69 per share, which will vest quarterly over a two year period so long as Mr. Flora remains a director of the Company.  This option grant was made pursuant to both the Company’s 2010 Stock Option and Incentive Plan and the Non-Employee Director Compensation Policy.

There has been no transaction since January 1, 2010 or proposed transaction, to which the Company was or is to be a party in which Mr. Flora had a direct or indirect interest required to be disclosed under Item 404 of Regulation S-K.

Upon the recommendation of the Governance and Nominating Committee, the Board of Directors also approved the following committee assignments, effective as of September 28, 2011:

Compensation Committee	Audit Committee	Governance and Nominating Committee	Technology Committee
Scott Flora (Chair) David Scheer Richard Kuntz Lorin Jeff Randall	Lorin Jeff Randall (Chair) David Scheer Scott Flora	David Scheer (Chair) Carl-Johan Dalsgaard Diane Jorkasky	Richard Kuntz (Chair) Diane Jorkasky Carl-Johan Dalsgaard

Item 5.07 Submision of Matters to a Vote of Security Holders

On September 28, 2011, the Company held its 2011 Annual Meeting of Stockholders.  The proposals submitted to a vote of the stockholders and the results of the voting on each proposal, are noted below.

Proposal No.1:  Election of Carl-Johan Dalsgaard, M.D., Ph.D., Richard E. Kuntz, M.D., M.Sc., and Diane K. Jorkasky, M.D., to serve as Class 1 Directors for a three year term expiring at the 2014 Annual Meeting.

Nominee	For	Withheld	Broker Non-Vote
Carl-Johan Dalsgaard	13,389,257	571,952	6,028,668
Richard E. Kuntz	13,922,547	38,662	6,028,668
Diane K. Jorkasky	13,935,804	25,405	6,028,668

Each of the nominees named above was elected by the stockholders to serve as a director until the 2014 Annual Meeting of Stockholders.

Proposal No. 2:  Approval of the removal of the exercise restriction associated with certain warrants held by affiliates of HealthCap Venture Capital.

For	Against	Abstain	Broker Non-Vote
12,772,900	1,168,455	19,853	6,028,668

Stockholders approved the removal of the exercise restriction associated with certain warrants held by affiliates of HealthCap Venture Capital.

Proposal No. 3: Ratification of the selection by the Audit Committee of Ernst & Young, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2011.

For	Against	Abstain	Broker Non-Vote
19,952,940	35,467	1,469	0

Stockholders approved of the selection by the Audit Committee of Ernst & Young, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TENGION, INC.

Date: September 29, 2011	By:	/s/ Joseph W. La Barge
Joseph W. La Barge
Vice President, General Counsel and Secretary